WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR THE QUARTER ENDED
                    JUNE 30, 2007 AND INVITES YOU TO JOIN ITS
                     SECOND QUARTER EARNINGS CONFERENCE CALL

      FOR IMMEDIATE RELEASE - Boston, Massachusetts - August 7, 2007 Winthrop Realty Trust (NYSE:FUR), a real estate investment trust, announced today the financial results for the second quarter ended June 30, 2007.

Second Quarter Financial Highlights

      o Reported net income for the quarter ended June 30, 2007 of $12,776,000, $0.16 per common share, diluted(1), compared to a net income of $3,441,000 or $0.08 per common share, diluted for the same period in 2006.

      o Reported net income for the six months ended June 30, 2007 of $21,477,000 or $0.28 per common share, diluted, compared to a net income of $13,604,000 or $0.26 per common share (diluted) for the six months ended June 30, 2006.

      o Reported net income for the quarter ended June 30, 2007, excluding the gain of $9,739,000 on the sale of the American First Apartment Investors ("APRO") shares and the $1,266,000 impairment of the Vision Loan, was $4,303,000 compared to net income of $3,441,000 for the same period in 2006.

      o Excluding the gain on sale of available for sale securities and the impairment loss from both periods, reported net income for the six months ended June 30, 2007 of $12,761,000 compared to $6,098,000 for the same period in 2006.

      o Funds from Operations ("FFO")(2) for the three months ended June 30, 2007 was $17,664,000 or $0.20 per common share, diluted, compared to $7,926,000 or $0.12 per common share, diluted for the same period in 2006.

      o FFO for the six months ended June 30, 2007 of $30,416,000 or $0.35 per common share, diluted, compared to $22,589,000 or $0.35 per common share, diluted, for the six months ended June 30, 2006.

      o Total market capitalization at June 30, 2007 of approximately $938,315,000 (based on the New York Stock Exchange closing price of the Company's common shares on June 29, 2007) assuming the conversion of the Company's Series B-1 Preferred Shares and including the principal balance of the total debt outstanding at June 30, 2007). At June 30, 2007, the Company had approximately $331,274,000 of debt outstanding, equating to a debt to market capitalization ratio of 35%.

      o Declared a regular quarterly dividend of $0.06 per common share which was paid on July 16, 2007 to common shareholders of record on June 30, 2007

Second Quarter Transactions and Recent Events

Acquisitions

      o On April 17, 2007, the Trust acquired, through a joint venture with Sealy & Company Inc., ("Sealy") 13 light distribution and service center properties in Nashville, Tennessee. The purchase price for the properties was $87,200,000 which was financed through $65,383,000 of net proceeds net of a first mortgage loan from a

----------
1     See Additional Information and Supplemental Data for calculation
2 See last page of this press release for a reconciliation of FAAP Net Income to Company FFO third party and a $3,600,000 bridge loan from Sealy. Each of the Trust and Sealy contributed $9,307,000 for a 50% ownership in the joint venture. The Trust accounts for this investment using the equity method of accounting.

      o On May 25, 2007, Lex-Win Acquisition LLC ("Lex-Win"), an entity in which the Trust holds a 28% ownership interest, commenced a tender offer to acquire up to 45,000,000 shares of common stock in Wells Real Estate Investment Trust, Inc. ("Wells") at a price per share of $9.30. The tender offer expired on July 20, 2007 at which time Lex-Win had received tenders for approximately 4,800,000 shares representing approximately 1% of the outstanding shares in Wells. The Trust accounts for this investment using the equity method of accounting.

      o On June 20, 2007, the Trust made a $17,669,000 first mortgage bridge loan collateralized by a newly acquired property in the Marc Realty portfolio located at 180 North Michigan Avenue, Chicago, Illinois. The loan bears interest at 7.32% per annum, requires monthly payments of interest only and matures on June 20, 2008. The Trust accounts for this investment as a preferred equity investment.

Loan Satisfaction/Dispositions

      o On May 16, 2007, the Toy Building loan, an asset held in a venture in which the Trust owned a one-third interest was repaid in full. After satisfying the venture's loan obligation which was collateralized by the venture's interest in the Toy Building and which bore interest at a variable rate, the Trust received a return of its initial invested capital of $9,800,000 together with $562,000 on account of its priority interest.

      o On June 26, 2007, the Trust sold in market transactions 793,956 common shares of APRO, constituting substantially all shares held by the Trust in APRO, for a per share price of $25.02 resulting in net proceeds of approximately $19,817,000. The sale generated a gain of approximately $9,739,000 exclusive of dividends on such shares.

Financings

      o On May 24, 2007, WRT-Vision Creekwood, LLC, a venture in which the Trust holds a 90% interest, obtained a $5,846,000 loan from an unaffiliated third party lender. The lender has also committed to increase the loan to $7,000,000 to fund future capital improvements. The loan is collateralized by WRT-Vision Creekwood's property located in Kansas City, Kansas and bears interest at 7.042%. The loan requires monthly payments of interest only and is scheduled to mature on June 1, 2012.

      o On June 18, 2007, four properties which are part of the Marc Realty portfolio obtained first mortgage loans aggregating $56,798,000 with a weighted average interest rate of 6.34%. Approximately $4,800,000 of the loan proceeds were used to satisfy a portion of the Trust's 7.65% convertible mezzanine loans reducing the mezzanine loans held by the Trust with respect to these properties to $5,300,000. The Trust holds a 50% participating interest in the residual interest in each of these properties.

      o On June 26, 2007, a property included in the Trust's net lease properties commonly referred to as the Finova portfolio obtained a $40,200,000 loan from an unaffiliated third party lender. The loan is collateralized by the Trust's property located in Orlando, Florida and bears interest at 6.4%. The loan requires monthly payments of principal and interest and is scheduled to mature on July 1, 2017, at which time the outstanding principal balance is expected to be approximately $34,064,000. Approximately $40,000,000 of the loan proceeds were used to reduce the Finova portfolio's outstanding mortgage loan balance, which carried a higher interest rate and reduced the Trust's exposure to floating interest rates.

Dividend Increase

      o On August 1, 2007, the Board of Trustees voted to increase the quarterly dividend payable on the Trust's Common Shares by 8.3% from $0.06 to $0.065 per share beginning with the 3rd quarter 2007 dividend

2nd QUARTER 2007 CONFERENCE CALL

On Thursday, August 9, 2007, at 2:00 p.m. Eastern Time, Winthrop will host its first conference call to discuss its results for the quarter ended June 30, 2007. Winthrop's remarks will be followed by a question and answer period. Interested parties may participate in this conference call by dialing (877) 407-9205 or (201) 689-8054. A taped replay of the call will be available through September 10, 2007 at (877) 660-6853, account #286, confirmation #248213.

A live web cast (listen-only mode) of the conference call will be available at www.winthropreit.com within the Investor Relations section. An online replay will also be available through September 30, 2007.

Additional Information and Supplemental Data

Winthrop Realty Trust is a real estate investment trust engaged in the ownership and management of, and lending to, real estate and related investments. Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol "FUR." It has executive offices in Boston, Massachusetts and Jericho, New York.

Financial results from the three and six months ended June 30, 2007 and 2006 as follows:

      (in thousands, except per-share data)

                                                    For the Three Months Ended                  For the Six Months Ended
                                                            June 30,                                    June 30,
                                                          (unaudited)                                 (unaudited)
                                                  2007                   2006                  2007                   2006
                                                -------                -------               -------                -------
Revenues                                        $14,844                $13,223               $28,913                $25,021
                                                =======                =======               =======                =======
Income from continuing operations               $12,730                $ 3,409                21,380                $13,548
Income from discontinued operations                  46                     32                    97                     56
                                                -------                -------               -------                -------
Net income applicable to Common
    Shares of Beneficial Interest
                                                $12,776                $ 3,441               $21,477                $13,604
                                                =======                =======               =======                =======
Basic weighted-average Common
    Shares                                       65,661                 43,858                65,590                 41,173
Convertible Preferred Shares                         --                     --                    --                 23,169
Stock options                                        66                     61                    67                     60
                                                -------                -------               -------                -------
Diluted weighted-average Common
   Shares                                        65,727                 43,919                65,657                 64,402
                                                =======                =======               =======                =======
Per Share - Diluted:
Income from continuing operations               $  0.16                $  0.08               $  0.28                $  0.26
Income from discontinued operations                0.00                   0.00                  0.00                   0.00
                                                -------                -------               -------                -------
Net income applicable to Common
    Shares of Beneficial Interest
    dilutive                                    $  0.16                $  0.08               $  0.28                $  0.26
                                                =======                =======               =======                =======

Company Funds from Operations

                                                  For the Three Months Ended                    For the Six Months Ended
                                             June 30, 2007          June 30, 2006         June 30, 2007          June 30, 2006
                                             -------------          -------------         -------------          -------------
Net income                                      $12,776                $ 3,441               $21,477                $13,604
Real estate depreciation                          1,565                  1,369                 3,070                  2,869
Amortization of capitalized
   leasing costs                                  1,628                  1,234                 2,683                  2,374
Real estate depreciation and
   amortization of unconsolidated
   interests                                        662                    981                 1,028                  1,951
Less: Minority interest share of
  depreciation and amortization                    (798)                  (721)               (1,504)                (1,453)

Interest expense on Series B-1
   Preferred Shares                               1,831                  1,622                 3,662                  3,244
                                                -------                -------               -------                -------
Funds from operations applicable
   to Common Shares plus assumed
   conversions of Convertible
   Preferred Shares                             $17,664                $ 7,926               $30,416                $22,589
                                                =======                =======               =======                =======
Basic weighted-average Common
   Shares                                        65,661                 43,858                65,590                 41,173
Convertible Preferred Shares (1)                 22,167                 22,167                22,167                 23,169
Stock options                                        66                     61                    66                     60
                                                -------                -------               -------                -------
Diluted weighted-average Common
   Shares                                        87,894                 66,086                87,823                 64,402
                                                =======                =======               =======                =======
Funds from operations per share -
  diluted                                       $  0.20                $  0.12               $  0.35                $  0.35
                                                =======                =======               =======                =======

      (1) Most industry analysts and equity REITs, including the Trust, generally consider funds from operations ("FFO") to be an appropriate supplemental measure of the performance of an equity REIT. The Trust has adopted the revised definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which defines FFO as net income applicable to common shares before depreciation and amortization, extraordinary items, cumulative effect of accounting changes, gains on sales of operating real estate, plus the pro-rata amount of depreciation and amortization of unconsolidated joint ventures, net of minority interests, determined on a consistent basis. Given the nature of the Trust's business as a real estate owner and operator, the Trust believes that to further understand our performance, FFO should be considered in conjunction with our reported net income and considered in addition to cash flows in accordance with generally accepted accounting principles, as presented in our consolidated financial statements. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative for net income as a measure of liquidity. In addition, the comparability of the Company's FFO with the FFO reported by other REITs may be affected by the differences that exist regarding certain accounting policies relating to expenditures for repairs and other recurring items.

Other Selected Financial Data: (in thousands)

                                                   June 30,
                                                     2007           December 31,
                                                 (unaudited)           2006
                                                 -----------        ------------
Total Assets(1)                                  $  790,456         $  851,620
                                                 ==========         ==========
Total liabilities                                $  447,466         $  497,983
Minority interest                                    10,151             30,051
Total shareholders' equity                          332,839            323,586
                                                 ----------         ----------
Total liabilities and shareholders' equity       $  790,456         $  851,620
                                                 ==========         ==========

      (1) The decrease in total assets relates primarily to the satisfaction of the Toy Loan receivable and corresponding satisfaction of the Toy Loan payable and distribution to the minority interest.

Further details regarding the Company's results of operations, properties, and tenants are available in the Company's Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2007 which will be filed with the Securities and Exchange Commission and will be available for download at the Company's website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. With the exception of the historical information contained in this news release, the matters described herein contain "forward-looking" statements that involve risk and uncertainties that may individually or collectively impact the matters herein described. These are detailed from time to time in the "Risk Factors" section of the Company's SEC reports including the annual report on Form 10-K for the year ended December 31, 2006. Further information relating to the Company's financial position, results of operations, and investor information is contained in our annual and quarterly reports filed with the SEC and available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.

AT THE COMPANY
Beverly Bergman
(617) 570-4614